Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Brenmiller Energy Ltd. of our report dated March 4, 2025 relating to the financial statements, which appears in Brenmiller Energy Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2024.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
September 4, 2025	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited